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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" in the Statement of Additional Information and the incorporation by reference in this Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A)(No. 2-97111 / 811-4283 ) of SEI Index Funds of our report dated May 2, 2003, included in the 2003 Annual Report to shareholders.

/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
July 28, 2003